Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Registration Statement of Host Ventures, Inc. on Form SB-2 of my Independent Auditor's Report, dated September 26, 2005, on the balance sheet of Host Ventures, Inc. as at June 30, 2005, and the related statements of operations, cash flows, and stockholders' equity for the period from July 20, 2004 (date of inception) to June 30, 2005.

In addition, I consent to the reference to me under the heading "Experts and Legal Counsel" in the Registration Statement.


                                           RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 28, 2005                           Ronald R. Chadwick, P.C.
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